Exhibit 10.35

June 21, 2016

Steve Cernich

508 Tiffany Lane

Louisville, KY 40207

Re:	Separation Agreement and General Release

Dear Steve:

This letter confirms the terms in connection with your separation of employment from Athene Annuity and Life Company and its affiliates (including without limitation Athene Holding Ltd.(“Holding”) and Athene Asset Management, L.P. (“AAM”)) (collectively, the “Company”). The Company and you agree that this letter agreement (this “Agreement”), together with the Repurchase Agreement dated June 21, 2016 (“Repurchase Agreement”) and the restrictive covenant provisions (together, the “Restrictive Covenants”) of your Share Agreements (each, as defined below), represents the full and complete agreement concerning your termination of employment with the Company.

In consideration of the mutual promises and agreements contained in this Agreement, the adequacy and receipt of which each party expressly acknowledges, you and the Company agree as follows:

1.	You acknowledge and agree that your employment with the Company will terminate on June 30, 2016 (the “Separation Date”) and that such termination will not constitute a “Qualifying Termination” for purposes of the applicable Share Agreements (as hereinafter defined). You acknowledge and agree that you will cease to hold any and all officer and director positions that you held with the Company as of such date. You acknowledge and agree that you have no present or future right to employment with the Company or any of the other Released Parties (as defined below).

2.	Subject to the terms of this Agreement and provided that you sign and return this Agreement to the Company within twenty-one (21) days after your receipt thereof, you sign and return to the Company the Supplemental Release attached to this Agreement (the “Supplemental Release”) within 21 days after (but not before) the Separation Date, and do not revoke this Agreement or the Supplemental Release in accordance with, respectively, Paragraph 14 below or Paragraph 5 of the Supplemental Release, and you comply with this Agreement (including without limitation the provisions of your Share Agreements (defined in Paragraph 3 below), the Company will pay you a gross amount equal to $512,500.00, which represents a pro rata portion of the 2016 bonus that you could have received had you remained employed with the Company through the date on which 2016 bonuses are paid. This amount (less any required withholdings) shall be paid to you in a lump sum pursuant to the Company’s standard payroll schedule within 60 days following your Separation Date.

Your coverage under the Company’s group health plan(s) will end as of June 30, 2016. You may continue your group health insurance coverage thereafter as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). You will receive information about continuing your health coverage under COBRA separately following your Separation Date.

You hereby acknowledge and agree that upon payment by AAM of a gross amount equal to $20,060 (the “AAM Payment”), AAM shall have satisfied any and all obligations it may owe to

Steve Cernich

June 21, 2016

you, if any, including without limitation, in respect of any interests you may have in AAM, and you will forfeit any limited partnership or other interests you may have in AAM and will not be entitled to any further payments, benefits, or distributions with respect to any such interests or other interests, shares or equity of AAM or its affiliates. You further acknowledge and agree that, except as may otherwise be specifically provided in this Paragraph 2, you hold no shares or other equity of AAM or any of its affiliates, and you agree that you have no right to purchase or acquire any interests, shares or other equity of AAM or any of its affiliates now or in the future. AAM agrees to pay you the AAM Payment in a lump sum within 30 days following your Separation Date.

3.	You acknowledge that you were granted and/or purchased:

•	568,765 Class M-1 common shares pursuant to two (2) Amended and Restated Restricted Share Award Agreements between you and Athene Holding Ltd. (“Holding”) each dated as of December 13, 2014 (together, the “M-1 Award Agreements”), of which an aggregate 298,222.26 Class M-1 common shares will be vested, and the remaining 270,542.74 Class M-1 common shares will be unvested, as of your Separation Date;

•	269,123.44 Class M-2 common shares pursuant to the Amended and Restated Restricted Share Award Agreement between you and Holding dated as of December 13, 2014 (the “M-2 Award Agreement”), of which 107,649.38 Class M-2 common shares will be vested, and the remaining 161,474.06 Class M-2 common shares will be unvested, as of your Separation Date;

•	320,000 Class M-3 common shares pursuant to the Amended and Restated Restricted Share Award Agreement between you and Holding dated as of December 13, 2014 (the “M-3 Award Agreement”), of which 96,000 Class M-3 common shares will be vested, and the remaining 224,000 Class M-3 common shares will be unvested, as of your Separation Date;

•	200,000 Class M-4 common shares pursuant to the Restricted Share Award Agreement between you and Holding dated as of February 23, 2015 (the “M-4 Award Agreement”), of which 40,000 Class M-4 common shares will be vested, and the remaining 160,000 Class M-4 common shares will be unvested, as of your Separation Date;

•	39,110.92 Class A common shares pursuant to two (2) Restricted Share Award Agreements between you and Holding dated as of April 28, 2015 and February 19, 2016, respectively (the “Bonus Class A Award Agreements”), of which an aggregate 9,270.68 Class A shares will be vested and the remaining 29,840.24 Class A common shares will be unvested, as of your Separation Date;

•	212,500 Class A common shares pursuant to the Amended and Restated Class A Share Award Agreement between you and Holding dated as of December 13, 2014 (the “Discounted Class A Award Agreement”), all of which will be vested as of your Separation Date; and

•	37,500 Class A common shares pursuant to the Subscription Agreement by and among Holding and the various Investors listed in the Annex thereto dated as of July 15, 2009 (the “Subscription Agreement”), all of which will be vested as of your Separation Date.

The M-1 Award Agreements, the M-2 Award Agreement, the M-3 Award Agreement, the M-4 Award Agreement, the Bonus Class A Award Agreements, the Discounted Class A Award Agreement and the Subscription Agreement shall be referred to collectively herein as the “Share Agreements”.

Steve Cernich

June 21, 2016

You acknowledge and agree that, pursuant to the terms of the Share Agreements, all 845,857.04 of your unvested shares (as described in this Paragraph 3) shall be forfeited as of your Separation Date and the Company will pay you $413.84 with respect to all such forfeited shares. You further acknowledge and agree that the Company has the right to repurchase all 801,142.32 of your vested shares (as described in this Paragraph 3) pursuant to the provisions of the Share Agreements and Sixth Amended and Restated Shareholders Agreement of Athene Holding Ltd. dated as of April 4, 2014 (the “Shareholders Agreement”). You further acknowledge and agree that, as approved by the Board of Directors of Holding, you will enter into a share Repurchase Agreement substantially in the form attached hereto pursuant to which you will transfer all of your right, title and interest in your 801,142.32 vested shares to the Company, effective as of the Separation Date, in exchange for a per share repurchase price equal to the Fair Market Value (as defined in the Share Agreements) of a Class A common share as of June 30, 2016 which shall be paid to you in accordance with the terms of the share Repurchase Agreement.

You acknowledge that, except as otherwise specifically provided in this Paragraph 3 above, you hold no shares or other equity of Holding or any of its affiliates, and you agree that you have no right to purchase or acquire any shares or other equity of Holding or any of its affiliates now or in the future.

4.	The Company acknowledges and agrees that you are vested in your accrued benefits under the Athene Supplemental Executive Retirement Plan (“SERP”) and that you will be paid your SERP benefits and any other vested accrued benefits to which you are entitled under the Company’s benefits and compensation plans in accordance with the respective terms thereof.

5.	All payments made and benefits provided to you shall be subject to customary withholding and other taxes as required by applicable federal, state and local law. Notwithstanding anything contained herein to the contrary, you agree that you, and not the Company, are responsible for any and all taxes payable by you.

6.	You agree to return to the Company no later than 15 days following your Separation Date all of its property in your possession, custody or control including, but not limited to, all memoranda, notes, plans, records, reports, software and data, files (written and electronic), tapes, manuals, personnel information, employee lists, brochures, catalogs, price lists, cost information, financial records, customer lists and all copies thereof, cell phones, computers, information storage devices (including without limitation external hard drives and thumb drives), keys, credit cards and other equipment.

7.

You represent that you (i) are familiar with and have carefully considered the Restrictive Covenants, (ii) are fully aware of your obligations under the Restrictive Covenants, (iii) agree to the reasonableness (including without limitation as to length of time and scope, as applicable) of the Restrictive Covenants and (iv) agree that the Restrictive Covenants are necessary to protect the Company’s confidential and proprietary information, good will, stable workforce and customer relations. You further agree and acknowledge that your breach of any of the Restrictive Covenants would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach. You agree that in the event of any breach or threatened breach of any of the Restrictive Covenants, the Company shall be entitled, in addition

Steve Cernich

June 21, 2016

to and without limitation upon all other remedies the Company may have under this Agreement, the Supplemental Release or the Share Agreements at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the Restrictive Covenants and/or require you to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the Restrictive Covenants, if and when final judgment of a court of competent jurisdiction is so entered against you. You further agree that the applicable period of time any Restrictive Covenant is in effect following your Separation Date, as determined pursuant to Section 7 of the Share Agreements, as applicable, shall be extended by the same amount of time that you are in breach of any Restrictive Covenant.

8.	In consideration for the compensation and benefits provided hereunder and conditioned upon the Company satisfying its obligations hereunder, you, and anyone claiming through you, agree to fully, finally and forever waive, release and discharge the Company, AAM and any and all of their parents, divisions, subsidiaries, partnerships, affiliates and/or other related entities (whether or not such entities are wholly owned) and each of those entities’ past, present, and future owners, trustees, fiduciaries, shareholders, directors, officers, administrators, agents, representatives, members, associates, partners, employees, attorneys, and the predecessors, successors, and assigns of each of them (collectively, the “Released Parties”), from any and all claims, whether known or unknown, which you have or have ever had against any of the Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date of your signing this Agreement including, but not limited to, any and all claims that in any way result from, or relate to, your employment, compensation, other terms and conditions of employment, or termination from employment with the Company or any of the other Released Parties. These released and waived claims include (except as provided in this Agreement), but are not limited to: (a) all claims for any compensation payments, bonus, severance pay, equity or any other compensation or benefit, (b) all claims arising under the Share Agreements, the Shareholders Agreement or the Second Amended and Restated Agreement of Exempted Limited Partnership of Athene Asset Management, L.P. dated as of July 21, 2014, (c) all claims that were or could have been asserted by you or on your behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and (d) all claims that were or could have been asserted by you or on your behalf under the Age Discrimination in Employment Act (as amended, including by the Older Workers’ Benefit Protection Act) and any other federal, state, or local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: the Rehabilitation Act of 1973 (including Section 504 thereof), the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Fair Credit Reporting Act, and the Genetic Information Non-Discrimination Act. You agree also to waive the provisions of section 1542 of the California Civil Code, which states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Steve Cernich

June 21, 2016

Notwithstanding the foregoing, the releases and waivers in this Paragraph 8 shall not apply to any claim that by law is non-waivable, such as claims for unemployment or workers’ compensation benefits. In consideration of your release of the Company and the other Released Parties, the Company hereby releases you from any and all claims which it has or ever had against you arising from or related to any act, omission or thing occurring or existing at any time prior to the date that the Company signs this Agreement including, but not limited to, any and all claims that in any way result from, or relate to, your employment, compensation other terms and conditions of employment, or termination from employment with the Company or any of the Released Parties, provided, however, that the Company is not releasing you from or with respect to, and the foregoing release by the Company does not include, any claims arising out of any criminal, fraudulent, intentionally wrongful or reckless conduct by you.

9.	You represent and warrant that you have not filed or initiated any legal or other proceedings against any of the Released Parties, that no such proceedings have been initiated against any of the Released Parties on your behalf, that you are the sole owner of the claims that are released in Paragraph 8 above, that none of those claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity, and that you have the full right and power to grant, execute, and deliver the releases, undertakings and agreements contained in this Agreement.

10.	Except as otherwise expressly provided in this Agreement, you acknowledge and agree that you are not entitled to and will not receive any other compensation, payments, benefits or recovery of any kind from the Company or the other Released Parties. In the event of any further proceedings whatsoever based upon any claim released in this Agreement, you hereby waive, and agree that you will not have and the Released Parties will not be liable to you for, any further monetary or other recovery of any kind arising out of or related to any such matter, including without limitation any costs, expenses and attorneys’ fees incurred by you or on your behalf.

11.	You acknowledge and agree that the existence and terms of this Agreement are confidential and that you will not disclose the terms or existence of this Agreement to anyone other than to your attorney, accountant, and immediate family, whom you shall ensure will comply with the terms of this confidentiality provision, in each case except as otherwise required by law; provided, however, that notwithstanding anything in this Paragraph 11 to the contrary, you may disclose the fact that you are subject to the Restrictive Covenants and the terms of the Restrictive Covenants.

12.	You agree to refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the Company or any of the other Released Parties, provided that nothing herein shall prohibit you from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law. The Company agrees its executive officers will refrain from all conduct, verbal or otherwise, that disparages or damages your reputation, goodwill, or standing in the community, provided that nothing herein shall prohibit any such executive officer from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law. You shall direct all third parties inquiring or reasonably likely to seek a reference verification about your employment with the Company to Kristi Kaye Burma, SVP, Human Resources or John Golden, EVP, Legal (or their respective successors), Athene USA Corporation, 7700 Mills Civic Parkway, West Des Moines, IA 50266. You agree that,

Steve Cernich

June 21, 2016

should you seek personal references from any then current Company employee, you shall notify the Company of your intent to do so along with the names of such individuals. You acknowledge and agree that any personal reference provided by a current employee of the Company (i) shall be entirely voluntarily on behalf of such individual and shall not be considered to have been given in the individual’s capacity as a Company employee, (ii) shall be considered as having been given outside the scope of such individual’s duties and responsibilities as an employee of the Company and (iii) shall not be deemed as having been given or endorsed by the Company.

13.	For a period of three (3) years following the Separation Date, you agree to cooperate fully with the Company and the other Released Parties in any administrative, investigative, litigation or other legal or financial statement matter(s) that may arise or have arisen involving the Company or any of the other Released Parties and which relate to or involve your employment with the Company, provided that any such cooperation shall not unreasonably interfere with your then current employment or business activities and such cooperation shall be limited to providing factual information on matters on which you were personally involved. Your obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company and the other Released Parties may reasonably require, and giving truthful evidence and truthful testimony and executing and delivering to the Company and any of the other Released Parties any truthful papers reasonably requested by any of them. You shall be reimbursed for reasonable out-of-pocket expenses (including reasonable legal fees, travel and hotel accommodations) that you incur in rendering cooperation requested by the Company after the Separation Date pursuant to this Paragraph 13 subject in each case to your provision to the Company of reasonable documentation of all such activities, time and amounts within fourteen (14) days after incurring such expenses or rendering such cooperation, as applicable. You shall be solely responsible for any and all federal, state, local and other taxes payable with respect to any and all such cooperation payments.

14.	YOU ACKNOWLEDGE, UNDERSTAND, AND AGREE THAT: (i) YOU HAVE READ AND UNDERSTAND THE TERMS AND EFFECT OF THIS AGREEMENT; (ii) YOU RELEASE AND WAIVE CLAIMS UNDER THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH YOU ALREADY ARE ENTITLED; (iii) YOU HEREBY ARE AND HAVE BEEN ADVISED TO HAVE YOUR ATTORNEY REVIEW THIS AGREEMENT (AT YOUR COST) BEFORE SIGNING IT; (iv) YOU HAVE TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (v) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH YOU SIGN THIS AGREEMENT, YOU MAY, AT YOUR SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO KRISTI KAYE BURMA, SENIOR VICE PRESIDENT, HUMAN RESOURCES, ATHENE USA CORPORATION, 7700 MILLS CIVIC PARKWAY, WEST DES MOINES, IA 50266, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY YOU. IF YOU REVOKE THIS AGREEMENT, IT SHALL BE NULL AND VOID.

15.

You expressly acknowledge and agree that the payment set forth in Paragraph 2 of this Agreement is expressly contingent upon (i) your signing this Agreement within 21 days after your original receipt thereof, (ii) your signing the Supplemental Release attached to this Agreement no earlier than the Separation Date, (iii) your returning the signed Agreement and the signed Supplemental Release to Kristi Kaye Burma, Senior Vice President, Human Resources, Athene Holding, 7700 Mills Civic Parkway, West Des Moines, IA 50266 within the time periods

Steve Cernich

June 21, 2016

provided, (iii) the revocation period set forth in Paragraph 14 above and the Supplemental Release expiring without you having revoked this Agreement or the Supplemental Release, and (iv) your compliance with this Agreement (including without limitation the Restrictive Covenant provisions of the Share Agreements referenced in Paragraph 3 above).

16.	Nothing in this Agreement is intended to or shall be construed as an admission by the Company or any of the other Released Parties that any of them violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to you or otherwise. The Company and the other Released Parties expressly deny any such illegal or wrongful conduct.

17.	All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served personally on the party for whom intended or deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail to your address above, if the notice is to you, or if the notice is to the Company, to John Golden (or his successor), Athene USA Corporation, 7700 Mills Civic Parkway, West Des Moines, IA 50266, or to such other address as either party may designate in writing thereafter.

18.	This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, without regard to its choice of law rules.

19.	The parties agree that in the event any of the provisions in this Agreement (including without limitation the Share Agreements) are found by a court of competent jurisdiction to be unreasonable or otherwise unenforceable (including without limitation as to scope, duration, area or otherwise), it is the purpose and intent of the parties that any such provisions be deemed modified or limited to the maximum extent permitted under applicable law so that, as modified or limited, such provisions may be enforced to the fullest extent possible. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law (after any appropriate modification or limitation pursuant to the preceding sentence), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.	This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. Payments provided herein are intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation § 1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation § 1.409A-1(b)(4). Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury regulation §1.409A-2(b)(2). In the event the terms of this Agreement would subject you to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and you shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. Any reimbursement shall be made no later than the last day of the calendar year following the calendar year in which the expenses to be reimbursed were incurred. The right to any reimbursement or in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

Steve Cernich

June 21, 2016

If you understand and agree with the foregoing terms and conditions, please sign one original of this Agreement and return it to Kristi Burma, Senior Vice President, Human Resources, Athene Holding Ltd.

Very truly yours,

James Belardi
Chief Executive Officer
Athene Holding Ltd. and Athene Asset Management, L.P.

I have read, understand, and voluntarily agree to be bound by each of the terms contained in this Agreement.

22 June 2016
Steve Cernich	Date

Steve Cernich

June 21, 2016

SUPPLEMENTAL RELEASE

Athene Holding Ltd. and its affiliates (the “Company”) and Steve Cernich (the “Employee”) hereby enter into this Supplemental Release (“Release”) in accordance with the Separation Agreement and General Release between the Company and the Employee dated as of June 21, 2016 (the “Agreement”). Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement:

1. The Employee understands and agrees that the Employee’s execution of this Release within 21 days after (but not before) the Separation Date, without revocation thereof as provided therein, is among the conditions precedent to the Company’s obligation to provide the payment set forth in Paragraph 2 of the Agreement. The Company will provide such payment in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met.

2. The term “Released Parties” as used in this Release includes the Company, Athene Asset Management, L.P. and any and all of their parents, divisions, subsidiaries, partnerships, affiliates and/or other related entities (whether or not such entities are wholly owned) and each of those entities’ past, present, and future owners, trustees, fiduciaries, shareholders, directors, officers, administrators, agents, representatives, members, associates, partners, employees, attorneys, and the predecessors, successors, and assigns of each of them.

3. The Employee, and anyone claiming through the Employee or on the Employee’s behalf, hereby agrees to fully, finally and forever waive, release and discharge the Released Parties from any and all claims, whether known or unknown, which the Employee has, has ever had, or may ever have against any of the Released Parties arising from or related to any act, omission, or thing occurring at any time prior to or on the date of this Release including, but not limited to, any and all claims that in any way result from, or relate to, the Employee’s employment, compensation, other terms and conditions of employment, or termination from employment with the Company or any of the Released Parties. These released claims include, but are not limited to, (a) all claims for any compensation payments, bonus, severance pay, equity or any other compensation or benefit, (b) all claims arising under the Share Agreements (as defined in the Agreement), the Sixth Amended and Restated Shareholders Agreement of Athene Holding Ltd. dated as of April 4, 2014 or the Second Amended and Restated Agreement of Exempted Limited Partnership of Athene Asset Management, L.P. dated as of July 21, 2014, (c) all claims that were or could have been asserted by the Employee or on the Employee’s behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and (d) all claims that were or could have been asserted by the Employee or on the Employee’s behalf under the Age Discrimination in Employment Act (as amended, including by the Older Workers’ Benefit Protection Act) and any other federal, state, or local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: the Rehabilitation Act of 1973 (including Section 504 thereof), the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Fair Credit Reporting Act, and the Genetic Information Non-Discrimination Act. Notwithstanding the foregoing, the releases and waivers in this Paragraph 3 shall not apply to any claim that by law is non-waivable, such as claims for unemployment or workers’ compensation benefits, or any payments provided for in the Agreement.

Steve Cernich

June 21, 2016

4. The Employee confirms that the Employee has not filed any legal or other proceeding(s) against any of the Released Parties, is the sole owner of and has not transferred the claims released herein, and has the full right to grant the releases and agreements in this Release. In the event of any further proceedings based upon any released matter, none of the Released Parties shall have any further monetary or other obligation of any kind to the Employee.

5. THE EMPLOYEE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) THE EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE; (b) THE EMPLOYEE RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EMPLOYEE ALREADY IS ENTITLED; (c) THE EMPLOYEE HEREBY IS AND HAS BEEN ADVISED OF THE EMPLOYEE’S RIGHT TO HAVE THE EMPLOYEE’S ATTORNEY REVIEW THIS RELEASE (AT THE EMPLOYEE’S COST) BEFORE SIGNING IT; (d) THE EMPLOYEE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS RELEASE; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH THE EMPLOYEE SIGNS THIS RELEASE, THE EMPLOYEE MAY, AT THE EMPLOYEE’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO KRISTI KAYE BURMA, SENIOR VICE PRESIDENT, HUMAN RESOURCES, ATHENE HOLDING, 7700 MILLS CIVIC PARKWAY, WEST DES MOINES, IA 50266, AND THE RELEASE WILL NOT BECOME EFFECTIVE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY THE EMPLOYEE. IF THE EMPLOYEE REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND THE EMPLOYEE WILL NOT RECEIVE THE PAYMENT UNDER THE AGREEMENT.

6. Except as required by law, the Employee will not disclose the existence or terms of this Release to anyone except the Employee’s attorney, accountant, and immediate family, whom the Employee shall ensure will comply with the terms of this confidentiality provision.). Nothing in this Release is intended to or shall be construed as an admission by any of the Released Parties that any of them violated any law, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Employee or otherwise. The Released Parties expressly deny any such illegal or wrongful conduct. This Release, the Agreement and any other agreements specified in Paragraph 3 of the Agreement are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by New York law, may be signed in counterparts, and may be modified only by a writing signed by all parties.

THE UNDERSIGNED STATES THAT HE OR SHE HAS READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

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